UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14A-12

SWK HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(4) Date Filed:

As previously announced, the SWK Holdings Corporation annual meeting of shareholders is scheduled to be held on Monday, May 18, 2020 at 9:00am CT. Due to the current COVID-19 pandemic and for the safety of our shareholders, employees and directors, the meeting will be held over the web in a virtual meeting format only. You will not be able to attend the meeting in person. To access the virtual meeting, go to www.meetingcenter.io/235495017. You have the option to join the virtual meting as a guest or shareholder. If you join as a shareholder, you will be required to have a control number and password. The password for the meeting is SWKH2020.

If you were a shareholder as of the close of business on April 17, 2020 and have your control number, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. For a registered shareholder, the control number can be found on your proxy card or notice you previously received.